UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017 (February 8, 2017)

ZEECOL INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53379	26-1133266
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

57a Nayland Street

Sumner, Christchurch 8081

New Zealand

(Address of Principal Executive Offices)

Registrant’s telephone number: (347) 709-6963

GREEN DRAGON WOOD PRODUCTS, INC.

Unit 312, 3rd Floor, New East Ocean Centre

9 Science Museum Road

Kowloon, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note

This Amendment No. 2 on Form 8-K/A is an amendment to the Current Report on Form 8-K of Zeecol International, Inc., dated February 9, 2017 (the “Original Filing Date”) as amended on May 15, 2017 (the “Original Form 8-K”). This Amendment No. 2 on Form 8-K/A is being filed solely to file the Interactive Data in accordance with Rule 405 of Regulation S-T. No other changes have been made to the Original Form 8-K.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1*	Articles of Amendment to the Articles of Incorporation, as amended, filed with the State of Florida on March 27, 2017, relating to the Company’s name change to Zeecol International, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on March 29, 2017)
3.2*	Articles of Amendment to Articles of Incorporation, as amended filed with the State of Florida on May 12, 2017, relating to the designation of Series A Convertible Preferred Stock
10.1*	Promissory Note, issued to Kwok Leung Lee, dated February 8, 2017 (incorporated by reference to Exhibit 10.1 of the Original Form 8-K)
10.2*	IP Agreement by and between the Company and William Mook, dated May 12, 2017
10.3*	Form of Letter of Intent
10.4*	Form of Offtake Agreement
10.5*	Business Advisory Agreement between Zeecol Limited, Ceous Limited and Covarrubia & Company, dated April 31, 2016
21.1*	Subsidiaries of the Company
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Documents

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zeecol International, Inc.
Date: May 16, 2017
/s/ William Mook
	Name:	William Mook
	Title:	Chief Executive Officer